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                                    EXHIBIT 5


                                    May 30, 1997


Advanta Corp.
Welsh & McKean Roads
P.O. Box 844
Spring House, PA 19477

         RE: SECURITIES AND EXCHANGE COMMISSION -
             REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

I am Senior Vice President, Secretary and General Counsel of Advanta Corp. (the "Company"), and have acted as counsel for the Company in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the sale of the securities described below. I am familiar with the requirements of the Act and the rules and regulations promulgated pursuant thereto. I have examined the Company's Restated Certificate of Incorporation, the Company's By-Laws, as amended and such other corporate records and documents of the Company as I have deemed necessary or advisable in connection with rendering this opinion.

Based on the foregoing, it is my opinion that (a) appropriate corporate action has been taken to authorize the sale and issuance of the securities described in the Prospectus included in the Registration Statement, namely a total of $207,537,000 (including $7,537,000 of unsold securities from Registration Statement No. 33-62601 which became effective on October 23, 1995) of principal amount of RediReserve Variable Rate Certificates, 91 Day, Six, Eighteen and Thirty Month and One, Two, Three, Four, Five, Seven and Ten Year Notes, all of which are uncertificated (hereinafter referred to collectively as the "Securities"), and (b) when issued pursuant to the Trust Indenture dated October 23, 1995 between the Company and Mellon Bank, N.A., as Trustee, such Securities will be valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally or by equitable principles.

I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

Sincerely,


/s/ Elizabeth H. Mai
--------------------------------
Elizabeth H. Mai
Senior Vice President, Secretary
  and General Counsel

EHM/LRC/ji